                                  SCHEDULE 14A

                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))

[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Suburban Bancshares, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

         (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined.)

-------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
         (5) Total fee paid:

-------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

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         (2) Form, schedule or registration statement no.:

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         (3) Filing party:

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         (4) Date filed:

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

                           SUBURBAN BANCSHARES, INC.
                           7505 GREENWAY CENTER DRIVE
                                 P. O. BOX 298
                           GREENBELT, MARYLAND 20768

                               ------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 19, 1999

To the Shareholders of
Suburban Bancshares, Inc.:

     In connection with the annual meeting of shareholders of Suburban Bancshares, Inc. (the "Company") to be held on May 19, 1999, we enclose a notice of meeting and proxy statement containing information concerning those matters which will be considered at the meeting.

     Financial and other information concerning the Company's activities and operations during 1998 is contained in our annual report, a copy of which is enclosed herewith.

     You are cordially invited to attend the annual meeting in person. However, we would appreciate your completing, signing and dating the enclosed proxy card and returning it in the enclosed postage prepaid envelope so that your shares can be voted if you do not attend the meeting. If you do attend the meeting, you may revoke your proxy and vote in person.

                                          Sincerely,

                                          /s/ WINFIELD M. KELLY, JR.
                                          --------------------------

                                          Winfield M. Kelly, Jr.
                                          Chairman of the Board of Directors

     Whether or not you expect to attend the meeting, please promptly complete, sign and date the enclosed proxy card and return it in the return envelope furnished for that purpose.

                           SUBURBAN BANCSHARES, INC.
                           7505 GREENWAY CENTER DRIVE
                                 P. O. BOX 298
                           GREENBELT, MARYLAND 20768

                               ------------------

        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 1999

                               ------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders (the "Meeting") of Suburban Bancshares, Inc., a Delaware corporation (the "Company"), will be held on May 19, 1999 at 10:00 a.m., E.D.T., at the Greenbelt Marriott, 6411 Ivy Lane, Greenbelt, Maryland 20770, to consider and vote upon the following matters:

        1. The election of four directors to serve as members of the class of directors whose term expires at the annual meeting of shareholders in the year 2002 or until their successors are elected and qualify.

        2. The approval of Stegman & Company as the Company's independent public accountants for 1999.

        3. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 22, 1999 are entitled to notice of, and to vote at, the Meeting.

                                          By Order of the Board of Directors,

                                          /s/ SUSAN JANE HANSEN
                                          ---------------------

                                          SUSAN JANE HANSEN, Secretary

April 22, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                           SUBURBAN BANCSHARES, INC.
                           7505 GREENWAY CENTER DRIVE
                                 P. O. BOX 298
                           GREENBELT, MARYLAND 20768

                               ------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 19, 1999

                               ------------------

                                  INTRODUCTION

     This proxy statement is being furnished to the holders of common stock of Suburban Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's board of directors (the "Board of Directors") for use at the annual meeting of shareholders to be held on May 19, 1999, at 10:00 a.m., E.D.T., at the Greenbelt Marriott, 6411 Ivy Lane, Greenbelt, Maryland 20770, and at any adjournment thereof (the "Meeting"). The purpose of the Meeting is to (i) elect four directors to serve as members of the class of directors whose term expires at the annual meeting of shareholders in the year 2002 or until their successors have been elected and qualified, (ii) approve Stegman & Company as the Company's independent public accountants for 1999, and (iii) transact such other business as may properly come before the Meeting. See "Election of Directors," "Selection of Independent Auditors," and "Other Matters."

     Holders of a majority of the Company's outstanding common stock, par value $.01 per share (the "Common Stock"), must be present at the Meeting, either in person or represented by proxy, to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Shareholders of record at the close of business on March 22, 1999 are entitled to notice of, and to vote at, the Meeting. As of the close of business on March 22, 1999, there were approximately 877 holders of record of the Common Stock ("shareholders") and 11,301,218 shares of Common Stock outstanding. In the election of directors, each shareholder is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. Shareholders are entitled to one vote for each share held in respect of each other matter presented at the Meeting. Directors are elected by a plurality of votes by the holders of shares of Common Stock of the Company present in person or represented by proxy at the Meeting. Abstentions and broker non-votes are considered to be present and entitled to vote, but not as votes cast.

     The mailing address of the Company's offices is P.O. Box 298, Greenbelt, Maryland 20768. The Company's telephone number is (301) 474-6694. This proxy statement and the accompanying notice of meeting and proxy card are first being provided to shareholders on or about April 22, 1999.

     The cost of soliciting proxies and preparing the proxy materials will be borne by the Company. In addition, the Company will request securities brokers, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. Proxies may be solicited personally or by telephone by directors, officers, and employees of the Company or its subsidiaries without additional compensation to them.

     The Board of Directors has selected Stephen A. Horvath and Vincent D. Palumbo, or either one of them, to act as proxies with full powers of substitution. Any shareholder executing a proxy has the power to revoke the proxy at any time before it is voted, including by granting and delivering a later dated proxy, by written notice to the Company prior to the exercise of the proxy, or by attending the Meeting and voting in person. Attendance at the Meeting, in and of itself, will not revoke a proxy. Any shareholder may attend the meeting and vote in person whether or not he has previously given a proxy. No dissenter's rights exist for shareholders who withhold approval as to any of the matters being presented at the Meeting.

     Unless revoked prior to its exercise, a properly executed proxy received by the Company in time for the Meeting will be voted in accordance with the shareholder's instructions specified on the proxy. If a signed proxy is returned without specific instructions on it, the shareholder's Common Stock will be voted "FOR" the election of each of the nominees for election as director, and "FOR" the approval of the independent accountants. If any other business is brought before the Meeting (which the Board of Directors does not expect to occur), Common Stock represented by proxies will be voted in accordance with the Directors' recommendations. See "Election of Directors," "Selection of Independent Auditors," and "Other Matters."

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2000 annual meeting and included in the Company's proxy statement and proxy relating to that meeting must be received by the Company by December 24, 1999.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors has established, by resolution, the number of directors at eleven: four directors each in the classes whose terms expire in 2001 and 2002 and three directors in the class whose term expires in 2000. After the election of directors at the Meeting, one vacancy will remain to be filled to the class whose term expires at the annual meeting in the year 2000.

     It is intended that the persons named on the accompanying proxy card will vote for the election of the nominees described below. The Board of Directors believes that all of the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.

     The following table sets forth the names of the nominees for election as directors in the class whose term will expire at the annual meeting of shareholders in the year 2002 and the current directors in the 2000 and 2001 classes. The age of each nominee and/or current director, the year each became a director of the Company (if applicable), his or her position with the subsidiary, Suburban Bank of Maryland (the "Bank"), his or her principal occupation during the last five years, and certain other affiliations are also disclosed. Information relating to the approximate number of shares of Common Stock beneficially owned by each nominee and director is shown below under the heading "Beneficial Ownership of Common Stock."

                                               SERVED AS A            POSITIONS WITH THE COMPANY AND
                NAME AND AGE                  DIRECTOR SINCE     ITS SUBSIDIARY AND PRINCIPAL OCCUPATIONS
                ------------                  --------------     ----------------------------------------
2002 CLASS (nominees)

1.   Barbara M. DiNenna-Corboy (61)                1993        Director, April 1993 - present; Chairman of
                                                               the Audit Committee, June 1993 - present;
                                                               Director, Suburban Bank of Maryland,
                                                               September 1993 - present; Retired Chairman,
                                                               DiNenna & Associates, CPA, P.A. 1973 - 1998;
                                                               Director and Chairman of the Board, Prince
                                                               George's Hospital Foundation, Inc.,
                                                               1991 - present
2.   Marlin K. Husted (69)                         1993        Director and Vice Chairman of the Board,
                                                               July 1993 - present; Director, Suburban Bank
                                                               of Maryland, August 1993 - present; Chairman
                                                               of the Board, First American Bank of
                                                               Maryland, 1984 - June 1993
3.   Raymond G. LaPlaca (62)                       1990        Director, 1990 - present; Chairman of the
                                                               Executive Committee, 1990 - March 1993;
                                                               Chairman of the Board, Suburban Bank of
                                                               Maryland, 1983 - July 1993; Vice Chairman of
                                                               the Board, Suburban Bank of Maryland, July
                                                               1993 - present; Partner, Knight, Manzi,
                                                               Nussbaum & LaPlaca, a law firm,
                                                               1985 - present

                                               SERVED AS A            POSITIONS WITH THE COMPANY AND
                NAME AND AGE                  DIRECTOR SINCE     ITS SUBSIDIARY AND PRINCIPAL OCCUPATIONS
                ------------                  --------------     ----------------------------------------
4.   Lawrence A. Shulman (56)                      1997        Director, January 1997 - present; Director,
                                                               Suburban Bank of Maryland, January 1997 -
                                                               present; President, Shulman, Rogers, Gandal,
                                                               Pordy & Ecker, P.A., a law firm,
                                                               1972 - present
2001 CLASS
1.   Samuel Y. Botts(52)                           1996        Director, June 1996 - present; Director,
                                                               Suburban Bank of Maryland, July
                                                               1995 - present; Partner, Jordan, Keys,
                                                               Jessamy & Botts, a law firm, 1986 - present
2.   Stephen A. Horvath (49)                       1997        Director and President and Chief Operating
                                                               Officer, January 1997 - present; Director
                                                               and President and Chief Executive Officer,
                                                               Suburban Bank of Maryland, January
                                                               1997 - present; Vice President, Crestar
                                                               Bank, January 1995 - December 1996; Senior
                                                               Vice President, First Union National Bank,
                                                               June 1992 - December 1994
3.   Winfield M. Kelly, Jr. (62)                   1993        Chairman of the Board and Chief Executive
                                                               Officer, March 1993 - present; Chairman of
                                                               the Compensation Committee, April
                                                               1994 - present; Chairman of the Board,
                                                               Suburban Bank of Maryland, July
                                                               1993 - present; Chairman of the Board,
                                                               Dimensions Health Corporation, 1985 - April
                                                               1993; President and Chief Executive Officer,
                                                               Dimensions Health Corporation, health care,
                                                               April 1993 - present; Chairman of the Board,
                                                               WMK, Inc., a consulting and management
                                                               services corporation, 1984 - present;
                                                               Secretary of State, State of Maryland,
                                                               1987 - March 1993
4.   Kenneth H. Michael (59)                       1995        Director, May 1995 - present; Former
                                                               Director, 1990 - March 1993; Director,
                                                               Suburban Bank of Maryland, 1980 - present;
                                                               Chairman of the Board, The Michael
                                                               Companies, Inc., a real estate development
                                                               and management firm, 1987 - present
2000 CLASS
1.   Vincent D. Palumbo(63)                        1990        Director, 1990 - present; Chairman of the
                                                               Investment Committee, May 1998 - present;
                                                               Co-Vice Chairman of the Board of Directors,
                                                               1990 - March 1993; Director, Suburban Bank
                                                               of Maryland, 1985 - present; President, V.
                                                               D. Palumbo, P.A., an oral and maxillofacial
                                                               surgeon, 1965 - present
2.   Albert W. Turner (82)                         1997        Director, February 1997 - present; Director,
                                                               Suburban Bank of Maryland, February 1997 -
                                                               present; Director, Citizens Bank of
                                                               Maryland, 1956 - 1996; Senior Partner,
                                                               Carrollton Enterprises, Ltd., a real estate
                                                               development and management firm,
                                                               1955 - present

     RECOMMENDATION AND VOTE REQUIRED: The individuals listed above as nominees will be elected to the 2002 Class of the Company's Board of Directors upon the vote of a plurality of the shares of Common Stock present by proxy or in person at the Meeting.

     The Board of Directors recommends a vote "FOR" each of the nominated individuals.

                        DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     In addition to Winfield M. Kelly, Jr., Marlin K. Husted and Stephen A. Horvath, included in the director listing above, the following individuals are named executive officers:

     Sibyl S. Malatras, 55, was appointed Senior Vice President and Treasurer of the Company effective April 1994, and was appointed Chief Financial Officer in May 1996. Ms. Malatras has been Senior Vice President and Treasurer of Suburban Maryland since April 1988, and was appointed Senior Vice President and Chief Operating Officer in January 1999.

     Joseph E. Burnett, 53, was appointed Senior Vice President and Senior Lending Officer of the Bank in April 1988.

     Harold J. Koch, 51, was named Senior Vice President of the Bank in October 1987, and was appointed Senior Credit Officer in January 1999.

BOARD AND COMMITTEE INFORMATION

     During 1998, the Board of Directors held a total of thirteen meetings, twelve regular meetings and one organizational meeting. Two directors, Albert W. Turner and Kenneth H. Michael attended fewer than 75% of the total number of meetings of the Board of Directors and the committees on which they served during 1998. The Board of Directors of the Company currently has a Compensation Committee, an Audit Committee and an Investment Committee. During 1998, the Board of Directors of the Company did not have a standing Nominating Committee.

     The Compensation Committee reviews the Company's compensation policy and programs, including executive salary administration and incentive compensation plans and makes recommendations to the Board of Directors concerning these programs. The Committee, currently composed of Mrs. DiNenna-Corboy and Messrs. Kelly (Chairman), Husted and LaPlaca, held one meeting in 1998.

     The Audit Committee meets at least quarterly with management representatives and the internal auditor. The Committee recommends to the Board of Directors the appointment of independent auditors; approves the continuing scope of both internal and external audits and of internal loan reviews; and reviews the results of the audits and loan reviews. The independent and internal auditors have unrestricted access to the Audit Committee and vice versa. Current directors of the Company serving on the Audit Committee are Mrs. DiNenna-Corboy (Chairman) and Mr. Husted. Three members of the Bank's board of directors also serve on this Committee. During 1998, the Audit Committee held eight meetings.

     The Investment Committee reviews investment portfolio policy and strategy with management representatives, with the primary goal of minimizing safety concerns while optimizing liquidity and return on investments. The Committee analyzes and recommends alternative investment vehicles and broker/dealers to the Board. Composed of Messrs. Palumbo (Chairman), Horvath, Husted, Kelly, and Shulman, the Investment Committee held three meetings during 1998.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the Company. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any known failure to file such ownership reports on a timely basis. Based solely upon the copies of reports of ownership and changes in ownership received by the Company during 1998 and with respect to transactions in 1998 and upon written representations of the directors, executive officers and holders of more than ten percent of the Common Stock, the Company is not aware of any late filings or any failure to file a required report, except that Mr. Botts failed to meet the required deadlines for the timely filing of one transaction on Form 5 for 1998, and Mr. Palumbo filed one Form 4 for a single transaction after the required due date.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION FOR THE YEARS ENDED 1998, 1997 AND 1996

     The following table sets forth the annual and long-term compensation for service in all capacities to the Company for the years ended December 31, 1998, 1997 and 1996 of (i) the Chief Executive Officer and (ii) each other executive officer of the Company and its subsidiary whose salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                         ANNUAL           ------------
                                                    COMPENSATION (1)       SECURITIES
                                                  ---------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR      SALARY     BONUS (2)     OPTIONS      COMPENSATION (3)
     ---------------------------         ----      ------     ---------    ----------    ----------------
Winfield M. Kelly, Jr.                   1998     $110,000     $     0       50,000           $    0
  Chairman & Chief Executive Officer     1997      110,000           0            0                0
                                         1996      100,000           0            0                0

Stephen A. Horvath (4)                   1998     $151,196(5)  $10,191      100,000(6)        $5,595
  President and Chief Operating          1997      145,800(5)   11,155            0            2,742
  Officer, President and Chief           1996            0           0            0                0
  Executive Officer of the Bank

Sibyl S. Malatras                        1998     $ 96,863     $ 7,467       25,000(6)        $3,480
  Senior Vice President and Chief        1997       93,459       7,676        2,400            3,523
  Financial Officer; Senior Vice         1996       89,489       7,533            0            3,579
  President and Chief Operating
  Officer of the Bank

Joseph E. Burnett                        1998     $ 95,716     $ 6,872       25,000(6)        $3,446
  Senior Vice President of the Bank      1997       93,016       7,491        2,400            3,570
                                         1996       89,040       7,592            0            3,561
Harold J. Koch                           1998     $ 94,770     $ 6,810       25,000(6)        $3,023
  Senior Vice President of the Bank      1997       92,897       7,259            0            3,639
                                         1996       89,040       7,307            0            3,027

---------------
(1) Except as otherwise noted, salary amounts represent base salary earned and either paid in cash or deferred in accordance with the deferred compensation plan during the fiscal year. No Named Executive Officer received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of either $50,000 or 10% of the total annual salary and bonus reported for 1997 in the Summary Compensation Table.

(2) The bonus earned in each year indicated was paid in the following year. For Ms. Malatras and Mr. Burnett, the bonus includes 100 shares of stock awarded in 1998 at a fair market value of $426.

(3) Included in other compensation are tax deferred contributions for Messrs. Horvath, Burnett and Koch and Ms. Malatras to the 401(k) Plan.

(4) Mr. Horvath joined the Company on January 1, 1997.

(5) Includes compensation of $8,399 earned in 1998, and $10,800 of compensation earned in 1997, payment of which has been deferred in accordance with Mr. Horvath's employment and deferred compensation agreements.

(6) Incentive stock options awarded under the 1997 Stock Option Plan which vest at 20% per year over a five-year period.

OPTION/STOCK APPRECIATION RIGHTS GRANTS

     The table below reflects information with respect to options granted in 1998 to the Named Executive Officers. The Company has never granted any stock appreciation rights.

                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                                 ASSUMED ANNUAL RATES OF STOCK
                                      NUMBER OF     % OF TOTAL                   PRICE APPRECIATION FOR OPTION
                                     SECURITIES      OPTIONS                                  TERM
                                     UNDERLYING     GRANTED TO    EXERCISE OF   --------------------------------
                                       OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION      5%        10%
               NAME                  GRANTED (#)       1998        ($/SHARE)       DATE        ($)        ($)
               ----                  -----------   ------------   -----------   ----------   --------   --------
Winfield M. Kelly, Jr. ............     50,000        19.38%        $3.625       1/21/08     114,000    288,850
Stephen A. Horvath.................    100,000        38.77%        $3.625       1/21/08     228,000    577,700
Sibyl S. Malatras..................     25,000         9.69%        $3.625       1/21/08      57,000    144,425
Joseph E. Burnett..................     25,000         9.69%        $3.625       1/21/08      57,000    144,425
Harold J. Koch.....................     25,000         9.69%        $3.625       1/21/08      57,000    144,425

YEAR-END VALUE OF OPTIONS

     Shown below is information with respect to the unexercised options to purchase the Company's Common Stock. Neither the Chief Executive Officer nor the other Named Executive Officers exercised any stock options during 1998.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                                      DECEMBER 31, 1998         AT DECEMBER 31, 1998 (1)
                                                 ---------------------------   ---------------------------
                     NAME                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                     ----                        -----------   -------------   -----------   -------------
Winfield M. Kelly, Jr. ........................    350,000        -0-           $720,000          -0-
Stephen A. Horvath.............................     -0-           100,000         -0-             -0-
Sibyl S. Malatras..............................      2,400         25,000         -0-             -0-
Joseph E. Burnett..............................      2,400         25,000         -0-             -0-
Harold J. Koch.................................     -0-            25,000         -0-             -0-

---------------
(1) Value is considered to be the difference between the exercise price ($0.10 for 300,000 of Mr. Kelly's options) and the closing bid of $2.50 at December 31, 1998. The exercise price for the other options shown exceeded the closing bid price at December 31, 1998.

COMPENSATION OF DIRECTORS

     During 1998, the Company paid its directors a fee of $200 for attending meetings of the Board of Directors and/or committees of the Board of Directors. Mr. Kelly, Chairman of the Boards of the Company and the Bank, received $110,000 for his services as Chairman; Mr. Husted, Vice Chairman of the Board of the Company, was paid $12,600 in 1998 and, by agreement, will receive a severance benefit of $9,000 for each year served until January 1, 2000, payable on that date.

EMPLOYMENT AGREEMENTS

     Pursuant to an agreement between the Company and Winfield M. Kelly, Jr., Mr. Kelly serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company and as Chairman of the Board of Directors of the Bank. Under the agreement Mr. Kelly receives (i) annual director's fees of $110,000 (payable by the Bank), and (ii) certain employee benefits. The initial term of the amended agreement will expire upon the expiration of Mr. Kelly's current term as a director of the Company and is subject to automatic renewal upon his reelection as Chairman of the Board by the Board of Directors. If the agreement is terminated by the Company without cause, or if Mr. Kelly terminates the agreement for cause (as defined), the Company will immediately pay to Mr. Kelly the sum of $110,000 as severance compensation. In the event the agreement is terminated or not renewed as a result of any sale or exchange of stock resulting in a change in a controlling interest of the Company or the Bank, Mr. Kelly will be entitled to the sum of $200,000. If Mr. Kelly's agreement is terminated by the Company for cause (as defined), he will be entitled only to compensation earned prior to such termination.

     Pursuant to an agreement between the Company, the Bank and Stephen A. Horvath, Mr. Horvath has been employed as the Company's President and Chief Operating Officer and the Bank's President and Chief Executive Officer since January 1, 1997. Under the terms of his agreement, Mr. Horvath receives an annual base salary of $140,400, subject to annual review and increase, and certain employee benefits, including life insurance and the use of an automobile. Mr. Horvath is also entitled to deferred compensation equal to 10% of his annual base compensation reduced by the Company's contribution to his 401(k) account. The initial term of this agreement expired on December 31, 1998 and is automatically renewed for successive one-year terms. If Mr. Horvath's agreement is terminated without cause, he will be entitled to receive his base salary for the remainder of the term plus an additional one-year salary. If the termination were the result of a merger or buy out or coincident with any change of control of the Company (as defined), the severance for termination without cause would be increased by $100,000. In the event of termination without cause, Mr. Horvath will receive a lump sum payment of $12,000 in lieu of continuation of employee benefits. If Mr. Horvath's agreement is terminated for cause (as defined), he will be entitled only to compensation earned prior to such termination.

     Pursuant to individual agreements between the Bank and Ms. Malatras and Messrs. Burnett and Koch, who are employed as Senior Vice Presidents, the Bank will continue to pay each employee his or her base compensation (exclusive of bonus or incentive compensation and benefits) for a period of six (6) months, if the termination occurs as a result of any merger or buy-out or change in control of the employer. If the employee (1) accepts new or continued employment with the successor entity, (2) rejects continued employment with the successor entity at an equivalent level of compensation and at a location within fifty (50) miles of the employer's current address, or (3) violates any term or provision of the covenants of the agreement, the employee will be disqualified from receiving such severance. Such covenants include non-disparagement, non-disclosure, non-solicitation and non-disclosure or use of proprietary information, records, or creations of the employer.

DEFERRED COMPENSATION PLAN

     Members of the Board of Directors of the Company and the Bank and executive officers may elect to defer their compensation or a portion thereof. The deferred amounts are placed in a trust, managed by a trustee and invested in any of several mutual fund options, which constitutes an unfunded arrangement for purposes of Title 1 of the Employee Retirement Income Security Act of 1974. Payment of the balance in a participant's deferred compensation account will occur, or commence, as soon as practicable upon retirement or death, either in a lump sum or, at the election of the participant, in annual installments not to exceed fifteen.

     At present, Messrs. Kelly, Horvath, Botts, Burnett and Ms. Malatras are participants in the Plan.

STOCK OPTION PLAN

     Pursuant to the Incentive Stock Option ("ISO") Plan in place at the beginning of 1997, there were reserved for issuance to officers and key employees of the Company and the Bank 311,635 shares of Common Stock, which had been registered under the Securities Act of 1933, as amended. No options to purchase shares were granted under the ISO Plan in 1995 or 1996. In January 1997, a total of 12,600 options at an exercise price of $2.625, the market price on the date of grant, were awarded to seven officers and key employees of the Bank for performance in 1996. In addition to the options granted in 1997, there are outstanding options to purchase 80,000 shares of Common Stock at an average weighted exercise price of $5.625 per share, which are held by a former employee of the Company. No options expired or were canceled in 1996, 1997 or 1998.

     At the 1997 Annual Shareholders' Meeting, a new combined stock option plan for both employees and directors was approved to replace the ISO Plan, with a total of 500,000 shares of common stock available for grant. Awards under the 1997 Stock Option Plan (the "1997 Plan") may be granted in the form of incentive stock options, as defined by Section 422 of the Internal Revenue Code of 1986, for employees or non-incentive stock options for employees or directors, and have a maximum duration of ten (10) years from the date of grant. The exercise price of any option granted under the plan may not be less than the market price of the optioned shares on the date of grant.

     The 1997 Plan is administered by the Compensation Committee which has the authority and discretion to select participants and grant awards, to determine the form and content of awards, to interpret the plan, to prescribe, amend, and rescind rules and regulations of the plan, and to delegate administrative tasks to one or more members of the Committee. In selecting the eligible participants and in determining the number of shares to be granted, the Committee may consider the nature of services rendered by the participant, the participant's current and potential contribution to the Company and other relevant factors.

     In January 1998, 178,000 options were granted under the 1997 Plan to directors of the Company and the Bank, and 207,950 incentive stock options, which vest at 20% per year over a five-year period, were granted to employees. The market price of the underlying common stock on the date of grant was $3.625. In January 1999, 16,868 incentive stock options, which vest at 20% per year over a five-year period, were granted to employees of the Bank.

MANAGEMENT STOCK OPTIONS

     Under the terms of the Plan of Reorganization and Recapitalization (the "Plan"), on September 27, 1993, upon the successful completion of the Company's Stock Offering, options to purchase an aggregate of 350,000 shares of Common Stock were granted to Winfield M. Kelly, Jr. and other persons designated by him. These options became exercisable at a purchase price of $0.10 per share in 1995 and had an expiration date in March of 2001. Upon Mr. Kelly's designation, Mr. Husted and Mr. Albert W. Turner were each granted 25,000 of the Management Options; Mr. Kelly received the remaining 300,000 options. In January and February 1999, all of the Management Stock Options were exercised.

QUALIFIED EMPLOYEE BENEFIT PLAN

     The Company has in effect a qualified employee benefit plan pursuant to
Section 401(k) of the Code. All full-time employees of the Company and its subsidiary who have reached the age of 21 and have completed at least six months of service (as defined) are eligible to participate in this plan. Participants may elect to defer a portion of their salary up to certain statutory maximums on a pre-tax basis. The Company (and/or the subsidiary/employer of the employee, if such is the case) contributes on a participant's behalf on an quarterly basis,
(i) an amount equal to 100% of the first 1% of the participant's compensation contributed by the participant and (ii) 60% of the next 5% of the participant's compensation that he or she contributes. A participant's right to the contributions made on his or her behalf by the Company and/or the applicable subsidiary/employer (with interest earnings) vests on a five-year rolling schedule, with 100% vesting after the fifth year of service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1998, the Compensation Committee was composed of the following members:
Winfield M. Kelly, Jr., Chairman of the Committee and Chairman of the Board of Directors and Chief Executive Officer of the Company; Marlin K. Husted, Vice Chairman of the Board of Directors; Barbara M. DiNenna-Corboy; and Raymond G. LaPlaca. No current or former officers or employees of the Company or the Bank, with the exception of Mr. Kelly and Mr. Husted, participated in deliberations of and/or actions taken by the Compensation Committee concerning executive compensation; deliberations and actions taken concerning compensation for Mr. Kelly and Mr. Husted were conducted by the Committee in the officer's absence.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning the Company's compensation policy and programs, including executive salary administration, incentive compensation plans, and stock option awards. Directors of the Company appointed to this Committee are Mrs. DiNenna-Corboy and Messrs. Husted, Kelly and LaPlaca. No officer participates in discussions or recommendations of any program which will directly affect his compensation.

     The Company's executive compensation policies are intended to provide competitive levels of compensation that reflect the Company's annual and long-term performance goals, reward superior corporate performance and assist the Company in attracting and retaining qualified executives and directors. Total compensation for each of the Named Executive Officers as well as other senior executives may be comprised of three principal components: base salary or director's fees, incentive compensation and grants of options to purchase the Company's Common Stock.

     Bonus and/or stock option awards are based on individual and company-wide performance. The Compensation Committee has established specific criteria for bonuses or options which may be awarded, and intends that specific bonus awards will be determined principally in relation to attainment by the Company of its earnings targets, with other measures of financial and non-financial performance also taken into account.

     The compensation of the Chief Executive Officer was determined pursuant to the Plan of Reorganization and Recapitalization and the service agreement between the Company and Mr. Kelly, both of which were approved by the Board of Directors in the first quarter of 1993. Mr. Kelly's agreement was revised and approved by the Board of Directors in January of 1997.

     The relative levels of the base salary for the senior officers of the Company are designed to reflect each officer's scope of responsibility and accountability within the Company. Base salaries are fixed at levels which the Board believes are comparable to those executives of similar status in the financial services industry in the Company's market area and are reflective of the fact that each of the senior officers have broad Company-wide responsibilities.

                                          Winfield M. Kelly, Jr. (Chairman)
                                          Marlin K. Husted
                                          Barbara M. DiNenna-Corboy
                                          Raymond G. LaPlaca

                            STOCK PERFORMANCE GRAPH

     The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1998, with the cumulative total return on the Center for Research in Securities Prices ("CRSP") Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for NASDAQ Financial Stocks. The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and the reinvestment of dividends.

     There can be no assurance as to future trends in the cumulative total return of the Company's Common Stock or of the following indices. The Company does not make nor does it endorse any predictions as to future stock performance.

                                  [LINE GRAPH]

                                                                             CRSP TOTAL RETURN INDEX
                                                                              FOR THE NASDAQ STOCK       CRSP TOTAL RETURN INDEX
                                                                             MARKET (U.S. COMPANIES)    FOR THE NASDAQ FINANCIAL
                                                SUBURBAN BANCSHARES, INC.              (*)                     STOCKS (*)
                                                -------------------------    -----------------------    ------------------------
1993                                              $   100.00                  $   100.00                  $   100.00
1994                                              $    85.00                  $    98.00                  $   100.00
1995                                              $   106.00                  $   138.00                  $   146.00
1996                                              $   154.00                  $   170.00                  $   187.00
1997                                              $   250.00                  $   209.00                  $   286.00
1998                                              $   171.00                  $   293.00                  $   277.00

---------------
(*) The CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) is an index comprising all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market. The CRSP Total Return Index for NASDAQ Financial Stocks is an index comprising all financial company American Depository Receipts, domestic common shares and foreign common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market. These indices were prepared for NASDAQ by the Center for Research in Securities Prices ("CRSP") at the University of Chicago and distributed to NASDAQ-listed companies to assist them in complying with the proxy disclosure requirements. The Company has not independently verified the computation of these total return indices.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of March 22, 1999, with respect to the beneficial ownership of the Company's Common Stock of each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each Named Executive Officer, and all directors and executive officers as a group. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                                    SHARES OF COMMON
                                                                   STOCK BENEFICIALLY         PERCENT
                            NAME                                         OWNED              OF CLASS (1)
                            ----                                   ------------------       ------------
Albert W. Turner (2)(5).....................................             908,936                8.04%
     c/o Carrollton Enterprises
     11785 Beltsville Drive, Suite 1600
     Beltsville, Maryland 20705
Winfield M. Kelly, Jr. (2)..................................             632,580                5.57%
     c/o Dimensions Health Corporation
     9200 Basil Court, Suite 500
     Landover, Maryland 20785
Marlin K. Husted (nominee) (2)..............................             150,000                1.33%
Stephen A. Horvath (9)......................................              22,038                   *
Samuel Y. Botts (2).........................................               4,500                   *
Barbara M. DiNenna-Corboy (nominee) (2).....................             138,000                1.22%
Raymond G. LaPlaca (nominee) (2)(3).........................              66,811                   *
Kenneth H. Michael (2)......................................             191,104                1.69%
Vincent D. Palumbo (2)(4)...................................             257,000                2.27%
Lawrence A. Shulman (nominee) (2)...........................              12,785                   *
Sibyl S. Malatras (6)(9)....................................              12,588                   *
Joseph E. Burnett (6)(7)(9).................................              16,139                   *
Harold J. Koch (8)(9).......................................               6,856                   *
All executive officers and directors as a group (13
  persons)..................................................           2,419,337               21.12%

---------------
 *  Indicates less than one percent (1%).

(1) Based on 11,301,218 shares outstanding as of March 22, 1999, except with respect to individuals holding options to acquire Common Stock exercisable within sixty days of March 22, 1999, in which event represents percentage of shares issued and outstanding as of March 22, 1999 plus the number of such options held by such person, and all directors and officers as a group, which represents percentage of shares outstanding as of March 22, 1999 plus the number of such options or warrants held by all such persons as a group.

(2) Includes non-incentive stock options awarded under the 1997 Stock Option Plan in January 1998 as follows: Mr. Turner -- 2,500; Mr. Kelly -- 50,000; Mr. Husted -- 15,000; Mr. Botts -- 3,500; Mrs. DiNenna-Corboy and Messrs. LaPlaca, Michael and Palumbo -- 10,000; and Mr. Shulman -- 2,500.

(3) Includes 40,659 shares as to which Mr. LaPlaca shares voting and investment power with his spouse.

(4) Includes 113,058 shares as to which Dr. Palumbo shares voting and investment power with his spouse.

(5) Includes 355,725 shares as to which Mr. Turner shares voting and investment power with his spouse.

(6) Includes 2,400 currently exercisable options for Ms. Malatras and Mr.
     Burnett.

(7) Includes 1,350 shares as to which Mr. Burnett shares voting and investment power with his spouse.

(8) Includes 1,350 shares as to which Mr. Koch shares voting and investment power with his spouse.

(9) Includes the vested portion of incentive stock options awarded under the 1997 Stock Option Plan in January 1998, which vest 20% per year over a five-year period, as follows: Mr. Horvath -- 20,000; Ms. Malatras and Messrs. Burnett and Koch -- 5,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its directors, officers and employees, and their associates. In the past, substantially all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with unaffiliated parties and did not involve more than the normal risk of collectibility or present other unfavorable features.

     At December 31, 1998, loans to officers and directors of the Company and the Bank, including loans to their related interests, totaled approximately $2,031,000. During 1998, $1,968,000 of new loans and principal advances on existing loans were made and repayments totaled $899,000. In the opinion of the Company's Board of Directors, the terms of the foregoing loans are no less favorable to the Bank than terms of loans to unaffiliated parties.

     Frank Lucente and a director of the Bank, is a general partner in a partnership which leases a branch facility to the Bank. The lease term expired June 30, 1997, and the lease was renewed under the second of three five-year renewal options at a minimum annual rental of approximately $75,600. Kenneth H. Michael, a director of the Company and the Bank, is the Chairman of the Board of a company that provided services to the Bank associated with the management and disposition of certain properties obtained through foreclosure. Fees and commissions for these services were approximately $85,000 in 1998; and no fees were paid in 1997. The Company may, from time-to-time, engage this company for similar services in the future. In the opinion of the Company's Board of Directors, the services provided and the terms of the foregoing lease are no more and no less favorable to the Company than those which could have been received from unaffiliated parties.

                PROPOSAL 2 -- SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Stegman & Company, independent auditors, to examine the financial statements of the Company for the year 1999. In 1998, Stegman & Company performed various professional services for the Company, including completion of the examination of financial statements of the Company for 1997, preliminary work on the examination for 1998, and preparation of corporate tax returns.

     Stegman & Company has served as the Company's independent auditor since 1994. Representatives of Stegman & Company are expected to attend the Meeting and will have an opportunity to make a statement if they so desire. They will be available to respond to appropriate questions regarding the Company's consolidated financial statements for 1998.

     The Board of Directors recommends a vote "FOR" ratifying the selection of Stegman & Company as the Company's independent public accountants for 1999.

                           ANNUAL REPORT ON FORM 10-K

     Upon request, any shareholder of the Company can obtain the Company's Annual Report on Form 10-K for the year ended December 31, 1998, at no charge. Requests should be directed to the Corporate Secretary at P. O. Box 298, Greenbelt, Maryland 20768-0298.

                                 OTHER MATTERS

     The Meeting is called for the purposes set forth in the accompanying notice of the Meeting. Other than the proposals set forth in the accompanying notice, the Company's management is not aware of any matter to be brought before the Meeting. However, should any other matter properly come before the Meeting, the persons named in the accompanying proxy card or their duly authorized substitutes acting at the Meeting will vote or otherwise act on such matter in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /S/ WINFIELD M. KELLY, JR.
                                          --------------------------

                                          Winfield M. Kelly, Jr.
                                          Chairman of the Board of Directors
                                          April 22, 1999

                           SUBURBAN BANCSHARES, INC.

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AS TO ALL MATTERS

        THE UNDERSIGNED SHAREHOLDER of Suburban Bancshares, Inc. hereby appoints Stephen A. Horath and Vincent D. Palumbo the lawful proxies of the undersigned with full power of substitution to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of the Suburban Bancshares, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, May 19, 1999 at 10:00 a.m. at the Greenbelt Marriott, 6411 Ivy Lane in Greenbelt, Maryland 20770, and at any and all adjournments thereof, with respect to the matters set forth on the reverse and described in the Notice of Annual Meeting and Proxy Statement dated April 22, 1999, receipt of which is hereby acknowledged.

        Shares represented by all properly executed proxies will be voted (or the vote on such matters will be withheld on specific matters) in accordance with instructions appearing on the proxy. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR EACH OF THE MATTERS IDENTIFIED HEREIN TO BE PRESENTED AT THE ANNUAL MEETING. IF ANY OTHER BUSINESS ARISES AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.

         (Continued and to be dated and signed on the reverse side.)

1.  ELECTION OF DIRECTORS:
    FOR all nominees            WITHHOLD AUTHORITY to
    listed below                vote for all nominees listed below

    Four Directors to the class of Directors whose term expires in 2002:
            Barbara M. DiNenna-Corboy, Marlin K. Husted, Raymond G. LaPlaca and Lawrence A. Shulman

    INSTRUCTIONS:       TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE,
                        WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                        -------------------------------------------------------

2. APPROVAL OF STEGMAN & COMPANY AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999.

        FOR                        AGAINST                        ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                       Change of address and/or
                                                       comments, Mark Here

                                    PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                    PROXY CARD PROMPTLY, USING THE ENCLOSED
                                    ENVELOPE. VOTES MUST BE INDICATED (X) IN
                                    BLACK OR BLUE INK.




-----------------   -------------------------------    ------------------, 1999
Signature           Signature if held jointly          DATE


NOTE: Please date and sign exactly as your name appears above. All joint owners should sign. When signing as a fiduciary, representative or corporate officer, give full title as such. If you receive more than one proxy card distributed on behalf of the Board of Directors, please sign and return all cards received.